Exhibit B-4(f)



                     RIVER FUEL TRUST #1




                        $110,000,000


                      CREDIT AGREEMENT


                Dated as of November 30, 2000

                            with


                    THE BANK OF NEW YORK,
                   as Administrative Agent

                       BANK ONE, N.A.,
                    as Syndication Agent


                   THE FUJI BANK, LIMITED,
                   as Documentation Agent


                 BNY CAPITAL MARKETS, INC.,
              as Lead Arranger and Book Manager


                             and


                     THE VARIOUS LENDERS

                     TABLE OF CONTENTS


                                                            PAGE


I.  DEFINITIONS AND ACCOUNTING TERMS                          1

SECTION 1.01. Defined Terms.                                  1

SECTION 1.02. Accounting Terms.                               7


II. COMMERCIAL PAPER OPERATIONS                               7

SECTION 2.01. Form and Maturity of Commercial Paper Notes.    7

SECTION 2.02. Issuance of Commercial Paper Notes.             8

SECTION 2.03. Commercial Paper Account.                       9

SECTION 2.04. Letters of Credit.                              9

SECTION 2.05. Payments Under Letter of Credit.               10

SECTION 2.06. Termination Date; Termination of Agreement.    10

SECTION 2.07. Modification or Termination of Letter of
               Credit Facility in Certain Events.            11

SECTION 2.08. Letter of Credit Fee.                          12

SECTION 2.09. Commitment Fee.                                12

SECTION 2.10. Other Fees.                                    12

SECTION 2.11. Optional Reduction or Termination of
               Commitments.                                  12


III. PARTICIPATION IN LETTER OF CREDIT PAYMENTS              13

SECTION 3.01. Participations.                                13

SECTION 3.02. Repudiation of Obligation to Participate.      13


IV.  REVOLVING CREDIT LOANS                                  14

SECTION 4.01. Loans; Interest on the Loans.                  14

SECTION 4.02. B Notes.                                       16

SECTION 4.03. Payments and Prepayments.                      16

SECTION 4.04. Manner of Payments; Sharing Among Lenders.     18

SECTION 4.05. Taxes, Reserves, Etc.                          18


V.  REPRESENTATIONS AND WARRANTIES                           20

SECTION 5.01. Organization, Powers, Etc.                     20

SECTION 5.02. Authority, Etc.                                21

SECTION 5.03. Litigation.                                    21

SECTION 5.04. Title to Properties.                           21

SECTION 5.05. Consents, Etc.                                 21

SECTION 5.06. Investment Company Status.                     22

SECTION 5.07. Lessee's Financial Statements.                 22

SECTION 5.08. First Perfected Security Interest              22

SECTION 5.09. Absence of Certain Events.                     22


VI.  CONDITIONS PRECEDENT                                    22

SECTION 6.01. Conditions to Effectiveness.                   22

SECTION 6.02. Conditions to Certain Credit Events.           23

SECTION 6.03. Conditions to Each Credit Event.               24

SECTION 6.04. Conditions to Issuance of Commercial
               Paper Notes.                                  24


VII.  AFFIRMATIVE COVENANTS                                  24

SECTION 7.01. Continued Existence, Etc.                      24

SECTION 7.02. Obligations and Taxes.                         24

SECTION 7.03. Financial Statements and Certificates.         25

SECTION 7.04. Further Assurances.                            26

SECTION 7.05. Litigation Notice.                             26

SECTION 7.06. Access to Books and Records.                   26

SECTION 7.07. Compliance with Laws.                          26

SECTION 7.08. Indemnification.                               26


VIII.  NEGATIVE COVENANTS                                    27

SECTION 8.01. Indebtedness.                                  27

SECTION 8.02. Liens.                                         27

SECTION 8.03. Activities.                                    28

SECTION 8.04. Sales, Etc.                                    28

SECTION 8.05. Amendments, Etc.                               28

SECTION 8.06. Investments.                                   28

SECTION 8.07. Distributions.                                 28

SECTION 8.08. Compliance with Securities Act.                29

SECTION 8.09. Consolidated Tax Returns.                      29


IX. DEFAULTS.                                                29

SECTION 9.01. Events of Default.                             29

SECTION 9.02. Rights of Bank and Lenders Upon Default.       31


X.  THE BANK AS AGENT                                        32

SECTION 10.01. The Agency.                                   32

SECTION 10.02. The Bank's Duties.                            32

SECTION 10.03. Limitation of Liabilities.                    32

SECTION 10.04. The Bank as a Lender.                         32

SECTION 10.05. Lender Credit Decision.                       33

SECTION 10.06. Indemnification.                              33


XI. MISCELLANEOUS                                            34

SECTION 11.01. Notices.                                      34

SECTION 11.02. Survival of Agreement.                        34

SECTION 11.03. Assignments and Participations                35

SECTION 11.04. Expenses of the Bank, Etc.                    36

SECTION 11.05. Applicable Law.                               37

SECTION 11.06. Amendments, Modifications and Waivers.        37

SECTION 11.07. Extension of Maturity                         37

SECTION 11.08. No Recourse                                   38

SECTION 11.09. Severability.                                 38

SECTION 11.10. Table of Contents and Captions.               38

SECTION 11.11. Counterparts.                                 38

SECTION 11.12. LIBOR Lending Office.                         38

SECTION 11.13. Authorization of Collateral Agent.            38

SECTION 11.14. WAIVER OF JURY.                               39

SECTION 11.15. Security Agreement.                           39

          CREDIT AGREEMENT, dated as of November 30, 2000 between RIVER FUEL TRUST #1, a trust formed pursuant to the Trust Agreement referred to herein (the "Trust"), each of the Lenders from time to time parties to this Agreement (the "Lenders"), THE BANK OF NEW YORK, as letter of credit issuer and as Administrative Agent for the Lenders (the "Bank"), BANK ONE, N.A., as Syndication Agent, THE FUJI BANK, LIMITED, as Documentation Agent, and BNY CAPITAL MARKETS, INC. ("BNYCMI"), as Lead Arranger and Book Manager.

          WHEREAS, the Trust has requested the Bank to issue to the Depositary (as herein defined) letters of credit for the benefit of holders of the Commercial Paper Notes and the Lenders from time to time to make revolving credit loans to the Trust; and

          WHEREAS, the Bank is willing to issue such letters of credit; and

          WHEREAS, the Lenders wish to participate in such letters of credit and to make such revolving credit loans.

          Therefore, the parties hereto hereby agree as follows:

I.   DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Defined Terms.

Unless the context otherwise requires, each term defined in this Section 1.01 has when used in this Agreement the meaning indicated:

          "Applicable Commitment Fee Rate" means 0.100% per annum during a Level I Period, 0.125% per annum during a Level II Period, 0.150% per annum during a Level III Period, 0.175% per annum during a Level IV Period, 0.225% per annum during a Level V Period and 0.500% per annum during a Level VI Period; provided, however, if the Debt Ratings by S&P and Moody's are split-rated (i) by one rating category, the Applicable Commitment Fee Rate shall be determined by the higher of the two and
     (ii) by more than one rating category, the Applicable Commitment Fee Rate shall be determined by the level one below the higher rating by either S&P or Moody's.

          "Applicable Margin" means 0.500% per annum during a Level I Period, 0.625% per annum during a Level II
     Period, 0.750% per annum during a Level III Period,
     0.875% per annum during a Level IV Period, 1.125% per annum during a Level V Period and 2.250% per annum during a Level VI Period; provided, however, if the Debt Ratings by S&P and Moody's are split-rated (i) by one rating category, the Applicable Margin shall be determined by the higher of the two and (ii) by more than one rating category, the Applicable Margin shall be determined by the level one below the higher rating by either S&P or Moody's.

          "Assignee" has the meaning specified in Section
     11.03(c).

          "Assignment and Acceptance" has the meaning specified in Section 11.03(c).

          "B Note" means a promissory note of the Trust, substantially in the form of Exhibit C hereto, payable to the order of a Lender and evidencing such Lender's
     Loans.

          "Base Rate" means, for any day, the higher of (i) the Prime Rate in effect on such date and (ii) the sum of 1/2 of 1% per annum and the Federal Funds Rate in effect on such date.

          "Borrowing Date" means any date on which Loans are made to the Trust, which shall be a Business Day.

          "Business Day" means any day other than (i) a Saturday, Sunday or a day on which banking institutions in New York City are authorized by law to close, or
     (ii) with respect to the making of any LIBOR Rate Loan (including the LIBOR Determination Date therefor), a day on which commercial banks are not open for domestic and international business (including dealings in dollar deposits) in London and New York City.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Agent" means The Chase Manhattan Bank, as agent for the Bank and the Lenders and for the respective holders of Intermediate Term Notes, pursuant to the Security Agreement.

          "Commercial Paper Account" has the meaning specified in Section 2.03 hereof.

          "Commercial Paper Notes" means the short term promissory notes of the Trust to be issued and sold in the commercial paper market and entitled to the benefits of the Letter of Credit, all as provided in the Depositary Agreement.

          "Commitment" means, with respect to a Lender, the amount set forth opposite such Lender's name on
     Schedule I, as such amount may be reduced from time to time pursuant to Sections 2.11 or 3.02.

          "Commitment Fee" has the meaning specified in action 2.09 hereof.

          "Consent" means the consent of the Lessee to this Agreement, substantially in the form of Exhibit D hereto.

          "Consolidated Indebtedness" means the Indebtedness of the Lessee and its consolidated subsidiaries.

          "Credit" means the sum of (i) the outstanding principal amount of all Loans plus (ii) the outstanding amount of all unreimbursed LOC Payments.

          "Credit Documents" means this Agreement, the Notes, the Depository Agreement, any Letter of Credit and the Security Agreement.

          "Credit Event" means each issuance or extension of a Letter of Credit, each issuance of Commercial Paper
     Notes and each making of Loans hereunder.

          "Date of Issuance" means any date on which a Letter of Credit is issued by the Bank, which shall be a Business Day.

          "Debt Rating" means the ratings by Moody's or S&P of the Lessee's senior secured long-term debt.

          "Debt Ratio" means the ratio of (i) the Lessee's
     Consolidated Indebtedness and Preferred Stock to
     (ii) Total Liabilities and Equity.

          "Depositary" means The Chase Manhattan Bank or such other banking institution with a branch office in New York City as the Trust (with the consent of the Bank) shall appoint as a depositary and as an issuing agent and a paying agent for the Commercial Paper Notes and which shall have entered into a Depositary Agreement with the Trust.

          "Depositary Agreement" means an agreement substantially in the form of Exhibit A hereto, together with all amendments and supplements thereto.

          "Drawing Deadline" with respect to any Commercial Paper Note means the 16th day after the stated maturity date of such Commercial Paper Note, or if such 16th day is not a Business Day, the next succeeding Business Day.

          "Event of Default" means any one or more of the events specified in Section 9.01 hereof.

          "Face Amount" with respect to any Commercial Paper Note means the principal amount thereof plus, in the case of a Commercial Paper Note issued on an interest-bearing basis, all interest payable on such Commercial Paper Note to its stated maturity date.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions, as determined by the Bank.

          "Fuel Lease" means the Fuel, Lease dated as of December 22, 1988, between the Trust and the Lessee, together with all amendments and supplements thereto.

          "Indebtedness" of any person means, without duplication, (i) all obligations of such person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such person in connection with letters of credit, bankers' acceptances, interest rate protection agreements or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations of such person under leases required to be accounted for as a liability on a balance sheet of such person, (v) all obligations of the types described in clauses (i),
     (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness,
     (vi) all Indebtedness of others guaranteed by such person and (vii) all Indebtedness of any partnership of which such person is a general partner.

          "Interest Payment Date" with respect to each LIBOR
     Rate Loan means the last day of the Interest Period for such LIBOR Rate Loan.

          "Interest Period" with respect to any LIBOR Rate Loan means the term of such LIBOR Rate Loan; provided, however, that if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Intermediate Term Notes" means the Trust's
     Intermediate Term Secured Notes issued pursuant to one or more Note Purchase Agreements.

          "Lessee" means Entergy Arkansas, Inc. (formerly
     Arkansas Power & Light Company), an Arkansas corporation.

          "Letter of Credit" means a letter of credit issued by the Bank, substantially in the form of Exhibit B hereto, together with all amendments thereto, or any other letter of credit, together with all amendments thereto, issued by the Bank in substitution therefor.

          "Letter of Credit Fee" has the meaning specified in Section 2.08 hereof.

          "Level I Period" means any period during which the Debt Rating is A+ or higher by S&P or A1 or higher by Moody's.

          "Level II Period" means any period that is not a Level I Period during which the Debt Rating is A- or higher by S&P or A3 or higher by Moody's.

          "Level III Period" means any period that is not a Level I Period or Level II Period during which the Debt
     Rating is BBB+ or higher by S&P or Baa1 or higher by Moody's.

          "Level IV Period" means any period that is not a Level I Period, a Level II Period or a Level III Period during which the Debt Rating is BBB or higher by S&P or Baa2 or higher by Moody's.

          "Level V Period" means any period that is not a Level I Period, a Level II Period, a Level III Period or a Level IV Period during which the Debt Rating is BBB- or higher by S&P or Baa3 or higher by Moody's.

          "Level VI Period" means any period that is not a Level I Period, a Level II Period, a Level III Period, a Level IV Period or a Level V Period.

          "LIBOR Determination Date" with respect to any LIBOR Rate Loan means two Business Days prior to the Borrowing Date for such LIBOR Rate Loan.

          "LIBOR Rate" with respect to a LIBOR Rate Loan made on a Borrowing Date, means the rate (rounded upward to the nearest 1/8 of 1%), as determined by the Bank, at which deposits of U.S. Dollars are offered to the Bank in the London interbank market as of 11:00
     A.M., London time, on the LIBOR Determination Date for such Loan, in an amount equal to the principal amount of the LIBOR Rate Loan to be made on such Borrowing
     Date and for a period equal to the Interest Period for such Loan.

          "LIBOR Rate Loan" means any Loan having a fixed term of, and maturing in (at the election of the Trust), one, two or three months, but in no event later than the Termination Date and bearing interest on the outstanding principal amount thereof until due and payable (whether by acceleration or otherwise) at a rate per annum based on the LIBOR Rate determined on the LIBOR Determination Date for such Loan.

          "Loan" means any revolving credit loan made by the Lenders to the Trust pursuant to Article IV hereof.

          "LOC Payment" means any payment made by the Bank under the Letter of Credit.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Note" means any Commercial Paper Note or B Note.

          "Note Purchase Agreement" means the several agreements between the Trust and the purchasers named therein with respect to the sale by the Trust of Intermediate Term Notes.

          "Nuclear Fuel" has the meaning specified in
     Section 1 of the Fuel Lease.

          "Outstandings" as of any date means the sum of (x) the principal amount of the Loans outstanding on such date, (y) the Face Amount of all Commercial Paper Notes outstanding on such date less the Face Amount of Commercial Paper Notes which have matured and for the payment of which funds are on deposit in the Note Redemption Account (as defined in the Depositary Agreement) and (z) the amount on such date of all unreimbursed LOC Payments.

          "Participant" has the meaning specified in Section
     11.03(b).

          "Preferred Stock" means any mandatorily redeemable preferred stock of the Lessee.

          "Prime Rate" means the rate of interest publicly announced by the Bank from time to time as its prime rate.

          "Prime Rate Loan" means a Loan maturing on the Termination Date and bearing interest on the outstanding principal amount thereof until due and payable (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate in effect from time to time.

          "Pro Rata Share" means with respect to any Lender at any time the proportion of such Lender's Commitment then in effect to the Total Commitment then in effect.

          "Required Lenders" means at least two Lenders
     (which may include the Bank) whose Pro Rata Shares equal or exceed 50%.

          "Security Agreement" means the Security and Collateral Agency Agreement, dated as of December 22,
     1988, between the Trust and the Collateral Agent, together with all amendments and supplements thereto.

          "S&P" means Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, or any successor thereto.

          "Special Termination Date" and "Special
     Termination Notice" have the meanings specified in
     Section 2.07 hereof.

          "Termination Date" has the meaning specified in
     Section 2.06 hereof.

          "Total Commitment" means, on any day, the aggregate Commitments on such day of all the Lenders as such amount may be reduced from time to time pursuant to Sections 2.11 or 3.02.

          "Total Liabilities and Equity" means at any time the consolidated total liabilities and equity of the Lessee as shown on the most recent financial statement of the Lessee filed with the Securities and Exchange
     Commission on Form 10-K or Form 10-Q.

          "Trust Agreement" means the Trust Agreement dated as of December 20, 1988 among The Chase Manhattan Bank (originally Morgan Guaranty Trust Company of New York), as Trustor, United States Trust Company of New York, as Trustee, and Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), as Beneficiary.

          "Unused Commitment" as of any date means an amount
     (determined on a daily basis as of the end of each day) equal to (i) the Total Commitment in effect on such date less (ii) Outstandings on such date.

          SECTION 1.02.  Accounting Terms.

Each accounting term not defined herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis.

II.  COMMERCIAL PAPER OPERATIONS

          SECTION 2.01.  Form and Maturity of Commercial Paper Notes.

Each Commercial Paper Note shall be issued by the Depositary on behalf of the Trust in accordance with the Depositary Agreement and shall, if an interest-bearing Commercial Paper Note, specify the amount of interest applicable thereto. No Commercial Paper Note shall be issued having a maturity date later than the earlier of (i) 270 days after its date of issuance and (ii) the day which is 17 days in advance of the Termination Date in effect on its date of issuance. Each such maturity date shall, in any event, be a Business Day.

          SECTION 2.02.  Issuance of Commercial Paper Notes.

(a) Each Commercial Paper Note issued by the Trust shall be issued in a Face Amount of at least $100,000 and shall be duly executed by it and delivered to the Depositary in accordance with the terms of the Depositary Agreement. No Commercial Paper Note shall be issued by the Trust except through the Depositary and in accordance with the terms of this Agreement and the Depositary Agreement. The Trust shall not at any time issue Commercial Paper Notes in an aggregate Face Amount exceeding the sum of (i) the Unused Commitment plus (ii) the proceeds of such Commercial Paper Notes to be deposited, on the same day as the day of such issuance, in the Commercial Paper Account for the purpose of reimbursing LOC Payments relating to matured and concurrently maturing Commercial Paper Notes (whether or not presented for payment) plus (iii) the proceeds of such Commercial Paper Notes to be deposited, on the same day as the day of such issuance, in the Commercial Paper Account for the purpose of contemporaneously repaying outstanding Loans; provided, however, that (after giving effect to the use of such deposits) at no time shall the sum (i) of the aggregate Face Amount of outstanding Commercial Paper Notes plus (ii) the aggregate unpaid principal amount of outstanding Loans plus (iii) the aggregate amount of unreimbursed LOC Payments exceed the Total Commitment then in effect.

   (b) The Trust shall not issue Commercial Paper Notes unless the Bank shall have consented in writing to such issuance.
The Trust shall not, after the receipt of instructions from the Bank to cease issuing Commercial Paper Notes, issue Commercial Paper Notes until the Bank shall have rescinded such instructions and shall have consented in writing to the issuance of Commercial Paper Notes. Any instructions by the Bank to cease issuing Commercial Paper Notes and each notice rescinding (or consenting to the rescission of) such instructions shall be in writing or by telephone (confirmed in writing promptly thereafter) or by facsimile transmission or telex and shall also be given to the Depositary. The
Bank hereby agrees that, unless an Event of Default (or, in the case of an issuance of Commercial Paper Notes which would increase the Outstandings, an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default) shall have occurred and be continuing, and except as provided in Section 2.07 hereof, it shall not give or keep in effect instructions to cease issuing
Commercial Paper Notes so long as each of the conditions precedent specified in Article VI hereof with respect to the issuance of Commercial Paper Notes shall have been satisfied.

          SECTION 2.03.  Commercial Paper Account.

The Trustee shall maintain with the Depositary a special account for the sole purpose of reimbursing LOC Payments and paying Loans (the "Commercial Paper Account"). All proceeds from the sale of Commercial Paper Notes and the proceeds of all Loans made pursuant to Article IV hereof shall be deposited in the Commercial Paper Account, the operation of which shall be governed by the Depositary Agreement. The Trust may also instruct the Collateral Agent to make transfers from the Collateral Account to the Commercial Paper Account for the purpose of reimbursing LOC Payments or paying Loans. If on any Business Day deposits made to the Commercial Paper Account exceed the amount required to reimburse LOC Payments with respect to matured and concurrently maturing Commercial Paper Notes (whether or not presented for payment) and to pay principal, interest and cost reimbursement, if any, pursuant to Section 4.03(d) then due and payable (at maturity, by notice of intention to prepay or otherwise) with respect to Loans, the Bank shall instruct the Depositary to withdraw such excess amount and transfer the same to the Collateral Account.

          SECTION 2.04.  Letters of Credit.

   (a) The Trust may give the Bank not less than two Business Days' prior notice in writing, by telex or by facsimile transmission (or telephone notice promptly confirmed in writing) of any requested Letter of Credit which notice shall specify the proposed Date of Issuance, the maximum amount payable thereunder (which shall not exceed the Total Commitment then in effect) and the expiration date (which shall not be later than one Business Day prior to the Termination Date). Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in Article VI, on the Date of Issuance the Bank will issue the Letter of Credit so requested to the Depositary.

   (b) If the Total Commitment shall be reduced pursuant to Sections 2.11 or 3.02 hereof, then on the effective date of such reduction, the Bank shall have the right to require the Depositary to surrender the Letter of Credit then held by the Depositary and simultaneously to accept in substitution therefor a new Letter of Credit which shall contain the same terms and conditions as the Letter of Credit for which it is substituted except that such new Letter of Credit shall be dated the date of issuance thereof and the maximum amount payable by the Bank thereunder shall be equal to the amount of the reduced Total Commitment.

   (c) If a Termination Date or a Special Termination Date occurs, then on the earliest to occur of (x) such Termination Date or Special Termination Date if on such date there are no outstanding and unpaid Commercial Paper Notes,
(y) the funding of the Note Redemption Account (as defined in the Depositary Agreement) with amounts equal to the Face Amount of all theretofore issued Commercial Paper Notes and
(z) the Business Day next succeeding the Drawing Deadline of the latest to mature of theretofore issued and outstanding Commercial Paper Notes (and provided that the Bank is not in default under the Letter of Credit then held by the Depositary) the Depositary shall surrender to the Bank any Letter of Credit then held by it.

          SECTION 2.05.  Payments Under Letter of Credit.

The Trust shall reimburse the Bank before the close of business on the date of each drawing under a Letter of Credit for the amount paid by the Bank under such Letter of Credit, plus interest (computed on the basis of the actual number of days elapsed in a year of 365 or, as the case may be, 366 days) on any such amount, from the date of such drawing until full reimbursement is made, at a rate per annum equal to 2% plus the Base Rate as in effect from time to time.

          If any drawing under a Letter of Credit shall not have been reimbursed by the close of business on the date of such drawing, the Trust shall be deemed to have requested from the Lenders a Prime Rate Loan in an amount equal to the amount of such drawing for the purpose of reimbursing the Bank as aforesaid.

          The Trust's obligation to reimburse the Bank for payments made by the Bank under a Letter of Credit shall be absolute and unconditional under any circumstances and irrespective of any set-off, counterclaim or defense to payment which the Trust may have or have had against the Bank or any Lender, including, without limitation, any defense based on the failure of the Trust to receive all or any part of the proceeds from the sale of Commercial Paper Notes with respect to which such drawing was made or any non-application or misapplication by the Depositary of the proceeds of such drawing. No payment made as contemplated by this paragraph shall be deemed to be a waiver of any claim the Trust may have against any party.

          SECTION 2.06.  Termination Date; Termination of Agreement.

The "Termination Date" in effect from time to time shall be the date hereinafter provided. The Termination Date shall initially be November 30, 2003 and, at the request of the Trust, may be extended by the Lenders in their discretion for successive additional one-year periods by giving the Trust and the Depositary written notice of such extension no earlier than 30 months and no later than 24 months prior to the then current Termination Date. If (i) the Fuel Lease shall terminate because of the occurrence of any of the events specified in Section 20(a) thereof or as the result of an election pursuant to Section 25(b)(i) thereof, then the Termination Date hereunder shall be the "Termination Settlement Date" (as defined in the Fuel Lease), and if (ii) the Total Commitment shall be terminated entirely pursuant to Section 2.11 hereof or as a result of the exercise by the Lenders of their rights under Article IX hereof, then the Termination Date shall be the effective date of such termination of the Total Commitment. Upon (i) the payment in full of all obligations of the Trust hereunder and under the Notes, or (ii) the occurrence of a Termination Date, or
(iii) the surrender to the Bank of the Letter of Credit in accordance with Section 2.04(c) hereof, whichever shall last occur, this Agreement shall terminate and the Trust and the Bank and the Lenders shall have no further obligations hereunder or under the Depositary Agreement or the Security Agreement; provided, however, that all obligations and indemnities of the Trust, the Bank and the Lenders which are stated herein or in said Agreements to survive the termination thereof shall remain in full force and effect. Upon such termination the Bank shall execute and deliver such agreements, consents or other instruments as may be required to release any interest the Bank and the Lenders may have in the Collateral (as defined in the Security Agreement).

          SECTION 2.07.  Modification or Termination of Letter of
Credit Facility in Certain Events.

In the event any restrictions are imposed upon the Bank or the Trust by any law or regulation (including, without limitation, any legal limits imposed by state or Federal law or regulation) which in the sole judgment of the Bank would prevent the Bank from consenting to the issuance or sale of Commercial Paper Notes entitled to the benefit of a Letter of Credit or from honoring demands for payment under the Letter of Credit with respect to subsequently issued Commercial Paper Notes, the obligation of the Bank to consent to the issuance of Commercial Paper Notes and the obligation of the Bank to issue a Letter of Credit shall terminate, and the Bank shall promptly thereafter confirm such termination in writing to the Trust (with a copy to the Depositary). Further, in the event that reserve requirements or any other similar requirements or any taxes or restrictions are hereafter imposed upon the Bank at any time or from time to time which would materially adversely affect the profitability to the Bank of the arrangements contemplated by this Article II (other than any change in income tax rates which affects solely the taxation of the total net income of the Bank), the Bank shall promptly notify the Trust of such requirement or restriction and as to such loss and prospective loss of such profitability (specifying the reasons for such loss and providing calculations showing the derivation of such loss). A copy of such notice (herein called a "Special Termination Notice") shall be given by the Bank to the Depositary and the Lessee. Thereupon, the Trust shall have the option by notice in writing to the Bank and the Depositary to elect either (i) promptly to compensate the Bank for its loss of profitability from time to time as such losses are incurred or (ii) to borrow from the Lenders as contemplated by
Article IV hereof and terminate the obligation of the Bank hereunder to issue a Letter of Credit and to consent to the issuance of Commercial Paper Notes. Unless the Trust exercises option (i) above at least five days prior to the 45th day after the date of the Special Termination Notice, the Trust shall compensate such loss of such profitability from the date of the Special Termination Notice until the later of the Special Termination Date (as hereinafter defined) or the date when no Commercial Paper Notes are outstanding, and the obligation of the Bank to consent to the issuance of Commercial Paper Notes and to issue a Letter of Credit shall automatically terminate on such 45th day.
If the Trust gives timely notice that it has exercised option (i) above, such Special Termination Notice shall thereupon be deemed to be rescinded. The date of any termination of the obligations of the Bank to consent to the issuance of Commercial Paper Notes and to issue a Letter of Credit as provided in this Section 2.07 is herein called the "Special Termination Date". The Bank may at any time after the giving of a Special Termination Notice or the occurrence of a Special Termination Date, by a written notice to the Trust (with a copy to the Depositary), reinstate its consent to the issuance of Commercial Paper Notes and the Bank may issue a Letter of Credit in the amount of the Total Commitment then in effect. Nothing contained herein shall relieve the Bank of its obligation to honor demands under a Letter of Credit with respect to Commercial Paper Notes outstanding on or before the Special Termination Date.

          SECTION 2.08.  Letter of Credit Fee.

The Trust shall pay to the Bank for the ratable account of the Lenders, a fee (the "Letter of Credit Fee") (computed on the basis of the actual number of days elapsed in a year of 365 or, as the case may be, 366 days) equal to the Applicable Margin in effect from time to time applied to the average aggregate Face Amount of Commercial Paper Notes outstanding during each calendar quarter, such fee to be paid on the last day of the month following the end of such calendar quarter.

          SECTION 2.09.  Commitment Fee.

The Trust shall pay to the Bank for the ratable account of the Lenders, for each day that the Total Commitment shall (subject to the terms and conditions hereof) be in effect, a fee (the "Commitment Fee") (computed on the basis for the actual number of days elapsed in a year of 365 or, as the case may be, 366 days) equal to the Applicable Commitment Fee Rate applied to the Unused Commitment. The Commitment Fee accrued with respect to any calendar quarter shall be paid on the last day of the month following the end of such calendar quarter.

          SECTION 2.10.  Other Fees.

The Trust shall pay to the Bank such other fees for its services hereunder in such amounts and at such times as may be agreed upon by the Bank and the Trust.

          SECTION 2.11.  Optional Reduction or Termination of
Commitments.

The Trust may from time to time reduce the Total Commitment by $1,000,000 or an integral multiple thereof or terminate the Total Commitment entirely upon five Business Days' prior written notice to the Bank (with a copy to the Depositary), designating the date of such termination or reduction (which shall be a Business Day). The date specified in the aforesaid notice shall be the effective date of any such termination or reduction; provided, however, that the amount of the Total Commitment as so reduced shall at no time be less than the sum of (i) the aggregate unpaid principal amount of all Loans outstanding on the effective date of such reduction plus (ii) the aggregate amount of all unreimbursed LOC Payments plus (iii) the aggregate Face Amount of all Commercial Paper Notes outstanding on such effective date, other than any such Commercial Paper Notes which, as of such effective date, have matured and funds for the payment of which have been deposited in the Note Redemption Account (as defined in the Depositary Agreement). Any such reduction or termination of the Total Commitment shall automatically ratably reduce or terminate the Commitments of each Lender.

III. PARTICIPATION IN LETTER OF CREDIT PAYMENTS

          SECTION 3.01.  Participations.

Subject to the terms and conditions hereof, each Lender shall be deemed, and hereby agrees, to have an undivided percentage interest in each LOC Payment for which the Bank is not immediately reimbursed by the Trust and in the Bank's rights to reimbursement with respect to such LOC Payment, equal to its Pro Rata Share. The aggregate amount of each Lender's Loans and its participation in LOC Payments shall not exceed the amount of its Commitment then in effect.

          If the Trust shall fail to reimburse the Bank in an amount equal to the amount of any LOC Payment, then the Bank shall promptly notify each Lender of the unreimbursed amount of such LOC Payment and of such Lender's participation therein. Not later than 1:00 P.M., New York time, on the Business Day after the date notified by the Bank, each Lender shall make available to the Bank in immediately available funds at the office of the Bank in New York City an amount equal to its Pro Rata Share of such LOC Payment. In the event that any Lender fails to make available to the Bank on such Business Day the amount of such Lender's participation in such LOC Payment as provided in this Section 3.01, the Bank shall be entitled to recover such amount on demand from such Lender, together with interest thereon at a rate per annum equal to (A) from (and including) such Business Day to (and including) the third Business Day thereafter, the Federal Funds rate, and (B) from (but excluding) such third Business Day, the Base Rate. The Bank shall distribute to each Lender that has paid all amounts payable by it under this Section 3.01 with respect to a Letter of Credit such Lender's Pro Rata Share of all payments received by the Bank from the Trust in reimbursement of drawings honored by the Bank under such Letter of Credit when such payments are received; provided, however, that each Lender's share of interest thereon shall be appropriately adjusted to reflect the date on which the Lender paid to the Bank its Pro Rata Share of such drawing.

          SECTION 3.02.  Repudiation of Obligation to Participate.

If the Bank shall at any time determine that any Lender has repudiated, for any reason and howsoever expressed, or has breached any of its material obligations under this Agreement (such Lender herein called a "Defaulting Lender"), the Bank may, in its sole discretion and notwithstanding anything to the contrary contained in this Agreement, temporarily or permanently reduce the amount of the Total Commitment by an amount equal to such Defaulting Lender's Commitment; provided, however, that (i) no such reduction shall have the effect of terminating, reducing, or altering the terms of the Letter of Credit with respect to Commercial Paper Notes outstanding at the time, and (ii) no such reduction of the Total Commitment shall be effective until notice thereof has been given to the Trust and to the Depositary and the Lessee. If the Bank proposes to reduce the Total Commitment as provided in this Section, it shall give the Trust not less than 90 days' notice of the amount and the effective date of the proposed reduction. During the period from the giving of such notice to 45 days before said effective date the Bank shall use its best efforts to arrange for the other Lenders or any other bank or banks to assume the Commitment of the Defaulting Lender. Not later than 45 days before the effective date of such reduction the Bank shall advise the Trust either that it has arranged for such assumption of the Defaulting Lender's Commitment and that the Total Commitment will not be reduced or that the Total Commitment will be reduced pursuant to the notice previously given (specifying an amount of reduction no greater than the amount specified in said notice). Thereupon, the Total Commitment shall be reduced to the extent specified in said notice, but in no event to an amount less than the sum of (i) the aggregate Face Amount of outstanding Commercial Paper Notes plus (ii) the aggregate outstanding principal amount of all Loans plus (iii) the aggregate amount of all unreimbursed LOC Payments. Such reduction shall remain in effect until further written notice from the Bank to the Trust and the Depositary.

IV.  REVOLVING CREDIT LOANS

          SECTION 4.01.  Loans; Interest on the Loans.

   (a) Subject to the terms and conditions hereof, each of the Lenders, severally and not jointly with the other Lenders, agrees to make Loans to the Trust in a principal amount not exceeding, at any one time outstanding, such Lender's Pro
Rata Share of the Unused Commitment (after giving effect to the repayment on the same day as such Loan is made of any other Loans then outstanding and/or the reimbursement on the same day as such Loan is made of any LOC Payments). The Lenders shall not be required to make Loans on or after the Termination Date. The Loans shall be either LIBOR Rate
Loans or Prime Rate Loans, as the Trust may from time to time elect; provided, however, that if on or before any LIBOR Determination Date the Bank shall determine (which determination shall be conclusive) that, by reason of any circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate and the Bank shall forthwith give notice of such determination by telephone, telex or facsimile transmission (confirmed in each case in writing) to the Trust, then so long as such circumstance shall exist, the Lenders shall only be required to make Prime Rate Loans to the Trust; provided, further, that if on or before any LIBOR Determination Date the Bank shall determine (which determination shall be conclusive) that (i) by reason of a change since the date of this Agreement in any applicable law or governmental regulation or order of any country or jurisdiction or other circumstances beyond the control of the Lenders, the LIBOR Rate no longer represents the effective cost to the Lenders of deposits of U.S. Dollars in the London interbank market (except for changes with respect to which the Lenders are compensated pursuant to Section
4.05 hereof), or (ii) for any reason the Lenders are unable to obtain deposits of U.S. Dollars in the London interbank market for the relevant Interest Period in the amount needed to make any LIBOR Rate Loans, then, in any such case, the Bank shall forthwith give notice of such determination by telephone, telegraph or telex (confirmed in each case in writing) to the Trust, and so long as there shall exist any such events, the Lenders shall only be required to make
Prime Rate Loans to the Trust. Except as otherwise provided herein, interest on the outstanding principal amount of each Prime Rate Loan shall accrue at the Base Rate and shall be payable quarterly on the last Business Day of each calendar quarter and on the day such Prime Rate Loan is paid, and interest on the outstanding principal amount of each LIBOR
Rate Loan shall accrue at a rate equal to the sum of (i) the LIBOR Rate determined on the LIBOR Determination Date therefor and (ii) the Applicable Margin in effect from time to time, and shall be payable on the Interest Payment Date relating thereto. Any Loan which is not paid when due
(whether by acceleration or otherwise) shall bear interest, payable on demand, at a rate per annum equal to 2% above the rate otherwise applicable to such Loan from time to time.
In computing interest on any Loan, the date of the making of a Loan shall be included and the date of payment shall be excluded. Interest on each LIBOR Rate Loan shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and interest on each Prime Rate Loan shall be calculated on the basis of a 365 or, as the case may be, 366-day year for the actual number of days elapsed.

   (b) Except as provided in Section 2.05 hereof, the Trust shall give the Bank not less than one Business Day's prior notice in writing, by telex or by facsimile transmission (or telephone notice promptly confirmed in writing) of any requested Prime Rate Loans and not less than three Business Days' prior notice in writing, by telex or by facsimile transmission (or telephone notice promptly confirmed in writing) of any requested LIBOR Rate Loans (including Loans to refund maturing LIBOR Rate Loans), which notice shall be irrevocable and shall specify the proposed Borrowing Date for such Loans, the total amount thereof, whether such Loans are to be LIBOR Rate Loans or Prime Rate Loans and, in the case of a request for LIBOR Rate Loans, the Interest Period of such Loans. If such notice shall fail to specify whether the Loans are to be LIBOR Rate Loans or Prime Rate Loans, the Trust shall be deemed to have requested Prime Rate Loans. If the Trust shall fail to give said notice prior to the Interest Payment Date for any LIBOR Rate Loan, it shall be deemed to have requested that on said Interest Payment Date the Lenders make a LIBOR Rate Loan to the Trust having an Interest Period of one month and in a principal amount equal to the principal amount of the LIBOR Rate Loan maturing on such Interest Payment Date. The amount of each borrowing hereunder from the Lenders shall be equal to the lesser of (i) the Unused Commitment or (ii) $100,000 or an integral multiple thereof. Upon receipt of any borrowing request (or deemed request pursuant to Section 2.05), the Bank shall promptly give notice to each Lender of the substance of the borrowing request. Not later than noon, New York time, on the Borrowing Date, each Lender shall make available to the Bank such Lender's Pro Rata Share of the requested Loans in funds immediately available at the Bank's office. Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Bank shall make available, in like funds, to the Trust the amounts received by the Bank from the Lenders, by transferring the proceeds thereof in immediately available funds to the Commercial Paper Account not later than 1:00 P.M., New York City time, on the Borrowing Date. If the funds on deposit in the Commercial Paper Account (after giving effect to the deposit in the Commercial Paper Account of the proceeds of Commercial Paper Notes issued on such date) shall exceed the amount required to reimburse in full the LOC Payments with respect to Commercial Paper Notes maturing on or before the Borrowing Date (whether or not such Commercial Paper Notes are presented for payment) and to pay principal, interest and cost reimbursement, if any, pursuant to Section 4.03(d) then due and payable with respect to Loans, then to the extent of such excess the proceeds of the Loans made on such date shall be transferred to the Collateral Account as instructed by the Bank to the Depositary. Until the Termination Date the Trust may borrow, repay and reborrow hereunder in accordance with this Section and Section 4.03 hereof.

   (c) The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Bank shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

   (d) The Bank may, but shall not be required to, advance on behalf of any Lender the amount of such Lender's Loan to be made on a Borrowing Date, unless such Lender shall have notified the Bank prior to such Borrowing Date that it does not intend to make such Loan on such date. If the Bank makes any such advance, the Bank shall be entitled to recover the amount so advanced on demand from the Lender on whose behalf such advance was made and, if such Lender does not pay the Bank the amount of such advance on demand, the Trust agrees promptly to repay such amount to the Bank.
Until such amount is repaid to the Bank by such Lender or the Trust, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Bank. The Bank shall be entitled to recover from the Lender or the Trust, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Bank, at a rate per annum equal to the Federal Funds Rate until the third Business Day after the date of the advance and, thereafter, at the Base Rate.

          SECTION 4.02.  B Notes.

The Loans shall be evidenced by B Notes payable to the order of each Lender. Each Lender shall record on the schedule attached to its B Note the date and principal amount of each Loan and the date and amount of each repayment of principal of such Loan. The failure of any Lender to so record shall not relieve the Trust of its obligation to repay outstanding Loans and all interest thereon in accordance herewith. The unpaid principal balance of each Prime Rate Loan shall be payable on the Termination Date (as it may be changed from time to time pursuant to the terms hereof) and shall bear interest until paid at a rate, and payable on the dates, specified in this Agreement for Prime Rate Loans. The unpaid principal balance of each LIBOR Rate Loan shall be payable on the Interest Payment Date for such Loan and shall bear interest until paid at a rate, and payable on the dates, specified in this Agreement for LIBOR Rate Loans.

          SECTION 4.03.  Payments and Prepayments.

   (a) Optional Prepayments. The Trust may at its option prepay the Loans in whole at any time or in part from time to time without penalty or premium. Each partial prepayment of Loans pursuant to this Section 4.03(a) shall be in the aggregate principal of $100,000 or an integral multiple thereof. Whenever the Trust proposes to prepay the Loans in whole or in part it shall give two Business Days' prior notice thereof in writing, by telex or by facsimile transmission to the Bank stating the date of such prepayment, the aggregate amount thereof and the amount thereof to be applied to LIBOR Rate Loans and Prime Rate Loans. If such prepayment is to be made with proceeds from the sale of Commercial Paper Notes, the Trust shall so specify in the aforesaid notice and shall state the date on which such Commercial Paper Notes are to be issued and the amount of the proceeds therefrom proposed to be applied to the prepayment of the Loans. If a prepayment of Loans is to be made from the proceeds of Commercial Paper Notes, the Trust shall send a copy of the notice with respect to such prepayment to the Depositary. Upon receipt of such notice, the Bank shall promptly give notice thereof to each Lender.

   (b) Mandatory Payments and Prepayments Upon Payments Under Fuel Lease. If the Lessee shall make any payment pursuant to Section 10(b) of the Fuel Lease, the proceeds of such payment shall be applied to the reimbursement of LOC
Payments related to matured and concurrently maturing Commercial Paper Notes or the prepayment or payment of the Loans or the Intermediate Term Notes in such order of application as the Trust may from time to time determine, together with all accrued interest thereon. If the Fuel
Lease shall terminate for any reason, the Trust shall prepay the Loans in full within the period required by Section
20(b) of the Fuel Lease for payments by the Lessee. All payments by the Lessee under the Fuel Lease (including all payments of Basic Rent, as therein defined) shall be deposited in the Collateral Account.

   (c) Mandatory Prepayment Upon Changes In Law. If there shall be any change in any applicable law or regulation, or the interpretation thereof by any judicial or regulatory authority, which, in the determination of the Bank, makes it unlawful for any Lender to make or maintain LIBOR Rate Loans, the Bank shall so advise the Trust and thereupon (i) the Lenders shall be deemed to have made, as of the date of such notice, Prime Rate Loans to the Trust in an amount equal to the aggregate amount of the outstanding LIBOR Rate Loans, and (ii) the proceeds of said Prime Rate Loans shall be deemed to have been applied to the prepayment in full of such outstanding LIBOR Rate Loans.

   (d) Reimbursement of Banks' Losses on Prepayments. In the event that the Trust pays or prepays any LIBOR Rate Loans pursuant to Section 4.03(a) or 4.03(b) hereof or by reason of the acceleration of the maturity of the Loans pursuant to
Article IX hereof, or LIBOR Rate Loans are deemed to be converted to Prime Rate Loans pursuant to Section 4.03(c) hereof, the Trust shall pay to each Lender an amount equal to the excess, if any, of (i) such Lender's cost of funding each such Loan over (ii) the amount of interest received by such Lender in redepositing the payment with respect to such Loan for the remaining portion of such Loan's Interest
Period.  Each such payment by the Trust pursuant to this
Section 4.03(d) with respect to any LIBOR Rate Loan shall be made no later than 10 days after the Lender's request therefor. Such Lender shall furnish to the Trust a statement setting forth its computation of any amount required to be paid pursuant to this Section 4.03(d).

          SECTION 4.04.  Manner of Payments; Sharing Among Lenders.
   (a) All payments, prepayments and other transfers of funds under this Agreement shall be made in immediately available funds at New York, unless the recipient thereof shall otherwise agree. All payments of principal and interest on the Loans shall be made to the Bank at its office at One
Wall Street, New York, New York (or at such other office in
New York City as the Bank may designate by written notice to the Trust), no later than 1:00 P.M. New York City time, of the day when such payments are due.

   (b) All funds received by the Bank for the account of the Lenders in respect of payments made by the Trust under this Agreement shall be distributed forthwith by the Bank among the Lenders, in like funds, as received, ratably in proportion to their respective interests therein.

   (c) Unless the Bank shall have received notice from the Trust prior to the date on which any payment from the Trust is due that the Trust will not make such payment in full, the Bank may assume that the Trust has made such payment in full to the Bank on such date and the Bank may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Trust shall not have so made such payment, each Lender shall repay to the Bank forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Bank, at the Federal Funds Rate.

   (d) If any Lender shall receive from the Trust or any other person any amount owing under this Agreement (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender's Pro Rata Share thereof, then such Lender shall purchase from each other Lender a participating interest in so much of the other Lenders'
Loans as shall be necessary in order that each Lender shall share such payment with each of the other Lenders in proportion to each Lender's Pro Rata Share; provided, however, that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Trust hereunder if the Trust is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

          SECTION 4.05.  Taxes, Reserves, Etc.

   (a) U.S. Withholding Taxes. Both principal of and interest on each Loan, and all other payments provided for herein are payable net of any present or future taxes (other than taxes on or measured by total net income of the Bank or any other Lender), duties or other charges levied or imposed thereon and required to be withheld by the United States of America or any political subdivision or taxing authority thereof.
If any such taxes, duties or other charges are levied or imposed with respect to payments hereunder, the Trust will pay to the Bank and/or the Lenders as additional interest such additional amounts as may be necessary so that every net payment of principal of and interest on such Loans and all other payments to the Bank and/or the Lenders provided for herein, after withholding or deduction for or on account of any such present or future taxes, duties or other charges imposed by the United States of America or any political subdivision or taxing authority thereof, will not be less than any amount provided for herein.

   (b) Change in Taxation. If at any time during the term of this Agreement (i) any law, executive order, regulation or interpretation is enacted or promulgated by any government or governmental authority (domestic or foreign) which materially changes the method of collection of taxes which on the date hereof are required to be withheld with respect to, or the basis of taxation of payments to the Bank or any other Lender of principal of or interest on any LIBOR Rate Loan (except for changes in the rate of tax based solely on the total net income of the Bank or such Lender), or (ii) any change in applicable law or regulation or in the interpretation thereof by the United States or any political subdivision thereof shall subject the Bank or any other
Lender to any tax of any kind whatsoever with respect to this Agreement or the Loans, or change the basis of taxation of payments to any Lender of principal or interest payable on the Loans (except for changes in the rate of tax based solely on the total net income of the Bank or such Lender), or shall impose on the Bank or any other Lender, directly or indirectly, any other conditions affecting this Agreement or the Loans which do not apply equally to banks organized under the laws of the United States, the States of the United States or the District of Columbia, and as a result of any of the events specified in clauses (i) or (ii) above the cost to the Bank or such Lender of making or maintaining the Loans is increased by an amount which the Bank or such Lender considers material or the Bank or such Lender is subject to any loss, whether by reason of subjecting payments on the Loans to double taxation or otherwise, the Trust will, upon receipt of the Bank's written request therefor, which shall show in reasonable detail the computation on which it is based, promptly indemnify the Bank or such Lender for such increase in cost or loss.

   (c) Increased Costs. If at any time after the date of this Agreement, any law, executive order, regulation or interpretation is enacted or promulgated by any government or governmental authority, or any other governmental or administrative action is taken, which imposes, modifies, makes applicable or interprets as being applicable any reserve requirements against assets held by the Bank or any other Lender (other than, or in addition to, those referred to in Section 4.05(d) hereof), or against deposits in or for the account of, or loans by, the Bank or any other Lender, or imposes on the Bank or any other Lender any other conditions or obligations with respect to any LIBOR Rate
Loan, which requirement, condition or obligation was not applicable or interpreted as being applicable to the Bank or such Lender on the date hereof, and the result of any of the foregoing is an increase in the cost to the Bank or such Lender of maintaining any LIBOR Rate Loan, then the Trust, promptly after receipt of the Bank's written request therefor which shall show in reasonable detail the computations upon which it is based, will pay to the Bank or such Lender as additional interest on such LIBOR Rate Loan such amount as will compensate the Bank or such Lender for such additional cost.

   (d) Eurocurrency Reserves. If the Bank or any other Lender shall be required to maintain reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other United States federal governmental authority having jurisdiction with respect thereto, as now and from time to time hereafter in effect, dealing with reserves for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board), the Bank or such Lender, as the case may be, may require the Trust, by notice to the Trust at least five days prior to an Interest Payment Date, to pay additional interest on the LIBOR Rate Loan maturing on such Interest Payment Date at a rate equal to the excess of (i)(A) the LIBOR Rate applicable to such LIBOR Rate Loan divided by (B) one minus the rate (expressed as a percentage adjusted to the nearest 1/100 of one percent) at which such reserves were so required to be maintained during the related
Interest Period, over (ii) the LIBOR Rate applicable to such LIBOR Rate Loan.

   (e) Capital Adequacy. In the event that minimum capital requirements are hereafter imposed upon the Bank or any other Lender at any time or from time to time which would materially adversely affect the profitability to, or return on equity of, the Bank or such Lender, as the case may be, of the arrangements contemplated by this Agreement, the Bank shall promptly notify the Trust of such requirement or restriction and as to such loss and prospective loss of such profitability or reduction in return (specifying the reasons for such loss or reduction and providing calculations showing the derivation of such loss or reduction). Thereupon, the Trust shall promptly compensate the Bank or such Lender for its loss of profitability or reduction in return from time to time as such losses or reductions are incurred.

V.   REPRESENTATIONS AND WARRANTIES

          The Trust represents and warrants to the Bank and the other Lenders that:

          SECTION 5.01.  Organization, Powers, Etc.

The Trust is a trust duly organized, validly existing and in good standing under the laws of the State of New York, is duly authorized to do business in each other jurisdiction where, because of the nature of its activities or properties, such qualification is required, and has the power and authority to carry on business as the owner and lessor of the property subject to the Fuel Lease and to execute, deliver and perform this Agreement, the Depositary Agreement, the Notes, the Fuel Lease, the Security Agreement and each other document and agreement executed and delivered by it pursuant hereto and thereto. The Trust has not engaged in any activities other than those permitted by
Section 8.03 hereof.

          SECTION 5.02.  Authority, Etc.

The execution, delivery and performance by the Trust of this Agreement, the Depositary Agreement, the Notes, the Fuel Lease and the Security Agreement have been duly authorized by the terms of the Trust Agreement and do not violate any provision of law, any order of any court or other governmental agency or other instrument to which the Trust is a party, or by which it or any of its property is bound, or conflict with, or constitute (with due notice or lapse of time or both) a default under, any such agreement or other instrument, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets (except as provided in this Agreement and the Security Agreement). This Agreement, the Depositary Agreement, the Fuel Lease and the Security Agreement are, and the Notes (when executed and delivered) will be, legally binding and enforceable obligations of the Trust, subject, however, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles which may limit the right to obtain the remedy of specific performance of obligations.

          SECTION 5.03.  Litigation.

There is no action, suit, proceeding or investigation at law or in equity or by or before any governmental instrumentality or agency now pending against the Trust or, to the knowledge of the Trustee, threatened against the Trust or any property or rights of the Trust (or any basis therefor) which individually or in the aggregate, if adversely determined, would materially impair the ability of the Trust to perform its obligations under this Agreement, the Depositary Agreement, the Notes, the Fuel Lease or the Security Agreement or would materially adversely affect the financial condition of the Trust.

          SECTION 5.04.  Title to Properties.

The Trust has good title to all its assets, free and clear of all mortgages, pledges, liens, charges and encumbrances, except such as are permitted by Section 8.02 hereof;
provided, however, that the Trust (except with respect to its own actions) is making this representation and warranty only to the extent of, and entirely in reliance on, representations and warranties made by the Lessee or any other vendor in the bills of sale delivered from time to time pursuant to the Fuel Lease or in other instruments and has made no independent investigation with respect thereto.

          SECTION 5.05.  Consents, Etc.

No consent, license, order, authorization or approval of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the execution, delivery and performance by the Trust of this Agreement, the Notes, the Depositary Agreement, the Fuel Lease, the Security Agreement, the Note Purchase Agreements, the Consent, the borrowings under this Agreement, the issuance and sale of the Commercial Paper Notes or the issuance and sale of the Intermediate Term Notes other than
(i) a general license to own nuclear fuel from the Nuclear Regulatory Commission (which license has been granted under the authority of 10 C.F.R. Section 70.20 and is in full force and effect) and (ii) such other consents, licenses, orders, authorizations, approvals, registrations, declarations or filings as have been obtained or made.

          SECTION 5.06.  Investment Company Status.

The Trust is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Trust is not a "public-utility company," or a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Security Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the security interest in the "Collateral" in favor of the "Secured Parties" under the Security Agreement does not require an indenture to be qualified under said Act.

          SECTION 5.07.  Lessee's Financial Statements.

The Trust has furnished to the Bank copies of the Lessee's
Annual Report on Form 10-K for the year ended December 31,
1999, its Annual Report to Shareholders for the year 1999, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

          SECTION 5.08.  First Perfected Security Interest

 . The Security Agreement is effective to create in favor of the Secured Parties (as defined therein) a legal, valid and enforceable first lien on and security interest in all of the collateral purported to be covered thereby, and all filings, recordings and other actions that are necessary in order to establish, preserve and perfect the Secured
Parties' lien on, and security interest in, the collateral as a legal, valid and enforceable first lien and security interest, shall have been duly effected upon the due filing of the Uniform Commercial Code financing statements, except that the foregoing representation shall not be deemed to be violated as a result of the existence or priority of any lien permitted under Section 8.02 hereof.

          SECTION 5.09.  Absence of Certain Events.

No event specified in Section 20(a) of the Fuel Lease has occurred nor has any event occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute an Event of Default under Section 25 of the Fuel Lease.

VI.  CONDITIONS PRECEDENT

          SECTION 6.01.  Conditions to Effectiveness.

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

          (a) Execution. This Agreement shall have been duly executed and delivered by each of the parties hereto.

          (b) B Notes. Each of the Lenders shall have received a B Note, duly executed by the Trust and completed in accordance herewith.

          (c) Consent. The Bank shall have received the Consent duly executed by the Lessee.

          (d) Lessee Certification. The Bank shall have received a certificate of the Lessee confirming that the financial statements contained in the documents referred to in Section
     5.07 fairly present the financial condition and results of operations of the Lessee as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be otherwise disclosed in the footnotes thereto).

          (e) Opinions. The Bank and the Lenders shall have received favorable opinions of counsel to the Trust and the Lessee covering such matters as the Bank may reasonably request.

          SECTION 6.02.  Conditions to Certain Credit Events.

The obligation of the Bank to issue or extend a Letter of Credit or to consent to the issuance of Commercial Paper Notes and of the Lenders to make Loans hereunder, if the effect thereof is to increase the amount of Outstandings, is further subject to the conditions precedent that at the time of each Credit Event:

          (a) Representations and Warranties. The representations and warranties of the Trust set forth in Article V hereof and of the Lessee in the Fuel Lease and in the certificate delivered pursuant to Section 6.01(d) hereof shall be true and correct on and as of the date of such Credit Event, before and after giving effect to such Credit Event and to the application of the proceeds, if any, of such Credit
     Event, as though such representations and warranties had been made at and as of such time, except to the extent that such representations and warranties expressly relate to an earlier date.

          (b) No Default. No Event of Default and no event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing on the date of such Credit Event.

          (c) Financial Condition. No material adverse change shall have occurred in the financial condition, business or properties of the Trust or the Lessee since September 30, 2000.

          (d) Continued Effectiveness of Documents. The Bank shall have received such documents as the Bank (or its counsel) shall have requested to confirm the continued effectiveness of the Trust Agreement, the Depositary Agreement, the Fuel Lease and the Security Agreement and any governmental approvals obtained in connection therewith.

          SECTION 6.03.  Conditions to Each Credit Event.

The obligation of the Bank to consent to the issuance of Commercial Paper Notes and of the Lenders to make Loans hereunder, whether or not the effect thereof is to increase the amount of Outstandings, is further subject to the condition precedent that at the time of such Credit Event no Event of Default shall have occurred and be continuing.

          SECTION 6.04.  Conditions to Issuance of Commercial Paper
Notes.

In addition to the conditions set forth in Section 6.02 and
6.03 for each Credit Event, on the date of each proposed issuance of Commercial Paper Notes hereunder the Commercial Paper Notes shall have received a rating from each rating organization which rates the Commercial Paper Notes at least as high as the rating of the Bank's own short-term debt.

VII. AFFIRMATIVE COVENANTS

          The Trust covenants and agrees with the Bank and the other Lenders that so long as this Agreement shall remain in effect or any of the Notes or other obligations of the Trust hereunder shall be unpaid, unless the Bank and the Required Lenders shall otherwise consent in writing, it will:

          SECTION 7.01.  Continued Existence, Etc.

Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and to comply with all laws applicable to it; maintain, preserve and protect all franchises and preserve all of its property used or useful in the conduct of its business; and exercise its rights under the Fuel Lease in accordance with the Collateral Agent's instructions to cause the Lessee to perform all its obligations as Lessee thereunder.

          SECTION 7.02.  Obligations and Taxes.

Pay or discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits before the same shall become in default; provided, however, that the Trust shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings.

          SECTION 7.03.  Financial Statements and Certificates.

Furnish or cause to be furnished to the Bank and, in the case of clause (c) hereof, to each other Lender:

          (a) within 30 days after the end of each calendar quarter, a statement of receipts and disbursements by the Trust during such calendar quarter, certified by an authorized officer of the Trustee;

          (b)  together with the statements referred to in paragraph
     (a) above, a certificate of said officer (i) stating whether, to his knowledge, any Event of Default, or any event which with the giving of notice or the lapse of time, or both, would be such an Event of Default, has occurred, and, if so, stating the facts with respect thereto and (ii) stating that, to his knowledge, the representations and warranties of the Trust contained in Article V hereof, in the Depositary Agreement and in the Security Agreement are true with the same effect as though such representations and warranties had been made at and as of the date of such certificate;

          (c) (i) within 120 days after the end of each fiscal year of the Lessee, the annual report of the Lessee, reported on by independent certified public accountants selected by the Lessee, consisting of the balance sheet of the Lessee and the related statements of income, retained earnings and statement of cash flows for the twelve-month period then ended, (ii) within 60 days after the end of each quarter of each fiscal year of the Lessee, an unaudited balance sheet of the Lessee and unaudited statements of income and retained earnings for the quarterly period then ended certified by a financial officer of the Lessee and (iii) such additional financial information regarding the Lessee as the Bank may reasonably request; and

          (d) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Trust as the Bank may reasonably request.

          SECTION 7.04.  Further Assurances.

At its own cost and expense, execute and deliver to the Bank all such documents and instruments and do all such other acts and things as may be reasonably required, in the opinion of counsel for the Bank, to enable the Bank and the other Lenders to exercise and enforce their rights under this Agreement, the Notes, the Depositary Agreement and the Security Agreement and to collect and receive all moneys due or to become due under the Fuel Lease, to the extent the Bank is entitled to do so under the Security Agreement.

          SECTION 7.05.  Litigation Notice.

Give the Bank prompt notice of (i) any action, suit or proceeding known to the Trustee at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would materially impair the right or ability of the Trust to carry out its obligations under this Agreement, the Notes, the Depositary Agreement, the Fuel Lease or the Security Agreement or would materially affect its business, operations, properties, assets or condition, financial or otherwise and (ii) receipt of any notice from the Lessee which the Lessee is required to provide to the Trust pursuant to Sections 18, 19 or 20 of the Fuel Lease.

          SECTION 7.06.  Access to Books and Records.

Upon reasonable notice to the Trust, permit reasonable access by the Bank or any other Lender to the books and records of the Trust.

          SECTION 7.07.  Compliance with Laws.

Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any laws, rules, regulations and orders relating to zoning, environmental protection (including, without limitation, hazardous waste disposal), land use, construction and building restrictions, and employee safety and health matters relating to its business operations.

          SECTION 7.08.  Indemnification.

The Trust shall pay, and shall protect, indemnify and save harmless the Bank, BNYCMI and each Lender and their respective officers, directors, incorporators, shareholders, partners, employees, affiliates, agents and servants from and against, all Impositions, all liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of any nature arising from any and all of the following during the term of the Fuel Lease and thereafter arising in connection with the Fuel Lease: (a) any injury to or disease, sickness or death of persons, or loss of or damage to property, occurring through or resulting from any Nuclear Incident involving or connected in any way with the Nuclear Fuel or any portion thereof, or in any manner growing out of or relating to the acquisition, ownership, possession, disposition, sale, use, nonuse, misuse, fabrication, design, cycling, recycling, transportation, containerization, cooling, processing, reprocessing, storing, condition, operation, construction, maintenance, management, repair or rebuilding of the Nuclear Fuel or any portion thereof or resulting from the condition of the land underlying the Nuclear Fuel, (b) any use, nonuse or condition of the Generating Facility or the land underlying the Generating Facility, (c) any violation, or alleged violation, of the Fuel Lease, or of any contracts or agreements to which the Lessee is a party or by which it is bound, or any Legal Requirements, (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Nuclear Fuel or any portion thereof, (e) any infringement or alleged infringement of any patent, copyright, trade secret or other similar right relating to the Nuclear Fuel or any portion thereof, and (f) qualification to do business in any jurisdiction necessary in connection with its obligations under the Fuel Lease; provided, that, the Trust shall not be required to indemnify any of the above parties with respect to any of the above arising out of such party's gross negligence or wilful misconduct. In the event that any action, suit or proceeding is brought against any Person indemnified or intended to be indemnified pursuant to this Section 7.08 by reason of any such occurrence, the Trust will, at the Trust's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Trust and reasonably acceptable to the Person or Persons indemnified or intended to be indemnified under this Section 7.08. The obligations of the Trust under this Section 7.08 shall survive any termination of this Agreement or the Fuel Lease, in whole or in part. Capitalized terms used in this Section 7.08 have the meanings herein ascribed to such terms in the Fuel Lease.

VIII.     NEGATIVE COVENANTS

          The Trust covenants and agrees with the Bank and the other Lenders that so long as this Agreement shall remain in effect or any of the Notes or other obligations of the Trust hereunder shall be unpaid, unless the Bank and the Required Lenders shall otherwise consent in writing, it will not, directly or indirectly:

          SECTION 8.01.  Indebtedness.

Incur, create, assume or permit to exist any Indebtedness, except Indebtedness evidenced by the Notes and the Intermediate Term Notes not to exceed the lesser of (i)
$250,000,000 and (ii) the sum of the Stipulated Loss Value
(as defined in the Fuel Lease) of Nuclear Fuel owned by the Trust and cash and investments held by the Trust.

          SECTION 8.02.  Liens.

Incur, create or assume or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets now or hereafter owned, except:

          (i) liens securing the payment of obligations permitted under Section 7.02 hereof;

          (ii) liens imposed by law, such as carrier's, warehousemen's or mechanics' liens, incurred in good faith in the ordinary course of business;

          (iii) liens granted under the Security Agreement, and liens, encumbrances, assignments and subleases permitted by the Fuel Lease; and

          (iv) the right, title and interest of any Manufacturer in and to Nuclear Fuel to be delivered under any Nuclear Fuel Contract (as such terms are defined in the Fuel Lease) and any deposit made with any Manufacturers with respect to a Nuclear Fuel Contract.

          SECTION 8.03.  Activities.

Engage in any business or activity other than the business of owning Nuclear Fuel and leasing the same to the Lessee pursuant to the Fuel Lease, and making the borrowings under the Notes and the Intermediate Term Notes and otherwise engaging in activities contemplated by this Agreement and the Note Purchase Agreements.

          SECTION 8.04.  Sales, Etc.

  (a) Sell, lease, transfer or otherwise dispose of any portion of its property or assets to any person except in the ordinary course of business or pursuant to the Fuel Lease, this Agreement or the Security Agreement or (b) consolidate with or merge into any corporation, or permit any corporation to merge into it, or acquire all or a substantial portion of the properties or assets of any other person.

          SECTION 8.05.  Amendments, Etc.

  Amend, revise, alter, modify or change, or consent to an amendment, revision, alteration, modification or change in, or grant any waiver under, the provisions of the Commercial
Paper Notes, the Depositary Agreement or the Fuel Lease.

          SECTION 8.06.  Investments.

(a) Make or permit to exist any loans or advances to, or investments in, any person, (b) purchase any debt securities, evidences of indebtedness or obligations of any person other than purchases permitted by Section 3.4 of the Security Agreement or (c) purchase any stock or other equity securities of any person. All losses incurred on any investment permitted by this Section 8.06 shall be for the account of the Trust.

          SECTION 8.07.  Distributions.

Except as otherwise expressly provided herein, make any distribution to or for the account of the Beneficiary (as defined in the Trust Agreement), or set aside any funds for any such purpose.

          SECTION 8.08.  Compliance with Securities Act.

Sell any Commercial Paper Notes or Intermediate Term Notes if such sale would violate the Securities Act of 1933, as amended, or any other applicable federal or state law relating to the sale of securities.

          SECTION 8.09.  Consolidated Tax Returns.

File consolidated tax returns with any person or permit any consolidated tax returns to be filed with respect to it.

IX.  DEFAULTS

          SECTION 9.01.  Events of Default.

Any one or more of the following events shall constitute an "Event of Default" under this Agreement:

          (a) any representation or warranty made by the Trust or the Lessee in connection with this Agreement, the Fuel Lease, the Security Agreement, the Depositary Agreement or any agreement or instrument related to any of the foregoing, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, the execution and delivery of the Notes, the issuance of a Letter of Credit or the borrowings hereunder shall prove to be false or misleading in any material respect when made;

          (b) default in the payment of the principal of, or interest on, any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or any default in the payment of any amount payable pursuant to Section 2.08, 2.09 or 2.10 hereof, and, in the case of default in the payment of interest or fees, such default shall continue unremedied for five Business
     Days;

          (c) default in the due observance of any covenant, condition or agreement on the part of the Trust contained in
     Article VIII hereof (other than Section 8.02);

          (d) default in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Trust pursuant to the terms of this Agreement, the Depositary Agreement, the Fuel Lease or the Security Agreement, and such default shall continue unremedied for 30 days after written notice thereof to the Trust by the Bank (which notice shall state that it is a "notice of default");

          (e) the Trust shall (i) apply for, consent to, or acquiesce in the appointment of a receiver, trustee or liquidator of itself or any of its property or, in the absence of such application, consent or acquiescence, a trustee, receiver or liquidator is appointed for the Trust or for a part of its property and is not discharged within 30 days, (ii) become insolvent or admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Trust for the purpose of effecting any of the foregoing;

          (f) an order, judgment or decree shall be entered, without the application, approval or consent of the Trust by any court of competent jurisdiction, approving a petition seeking reorganization of the Trust or of all or a substantial part of the assets of the Trust or appointing a receiver, trustee or liquidator of the Trust, and such order, judgment or decree shall continue unstayed for a period of 60 days;

          (g) any petition shall be filed against the Trust seeking the adjudication of the Trust as bankrupt or its reorganization or an arrangement of its debt or its liquidation or dissolution under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, and such petition shall not be dismissed within 60 days after the filing thereof;

          (h) final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Trust and the same shall remain undischarged for a period of 30 consecutive days, unless execution thereof shall effectively have been stayed;

          (i) an Event of Default under Section 25 of the Fuel Lease shall have occurred and be continuing;

          (j) an Event of Default under a Note Purchase Agreement shall have occurred and be continuing;

          (k) final and irrevocable payment to the Commercial Paper Account of the proceeds from the sale of any Commercial
     Paper Note shall not have been made by the end of business of the Business Day immediately following the day on which such Commercial Paper Note was sold;

          (l) default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Trust with or to a Manufacturer (as defined in the Fuel Lease), except only to the extent that the existence of any such default is being contested by the Trust in good faith and by appropriate proceedings; or

          (m)  the Debt Ratio shall at any time exceed 0.70:1.00.

          SECTION 9.02.  Rights of Bank and Lenders Upon Default.

Upon the happening of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Bank may, and upon instructions from the Required Lenders will, (i) by written notice to the Trust, at the same or different times, take one or more of the following actions: (x) terminate the obligations of the Lenders to make further Loans and/or (y) declare any or all outstanding Loans to be forthwith due and payable, whereupon such Loans shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the B Notes to the contrary notwithstanding, and/or (z) exercise any rights it may have (or instruct the Collateral Agent to act) under the Security Agreement, and (ii) by written notice to the Trust (with a copy to the Depositary), at the same or different time, take one or more of the following actions: (x) instruct the Trust to cease issuing Commercial Paper Notes and/or (y) terminate the Bank's obligation to issue a Letter of Credit (but no such action by the Bank shall affect its obligations under a Letter of Credit with respect to Commercial Paper Notes then outstanding) and/or (z) require the Trust to immediately reimburse the Bank for any LOC Payments made or which may thereafter be made under a Letter of Credit; provided, however, that upon the happening of any of the events specified in clauses (e), (f) or (g) of
Section 9.01 hereof, the obligation of the Lenders to make further Loans hereunder and of the Bank to issue a Letter of Credit shall terminate (but such termination shall not affect the Bank's obligations under a Letter of Credit with respect to Commercial Paper Notes then outstanding), the Trust shall cease issuing Commercial Paper Notes, all amounts of principal and accrued interest on the Loans shall be immediately due and payable and the Trust shall immediately reimburse the Bank for any LOC Payments under a Letter of Credit without declaration or other notice to the Trust. In the case of an Event of Default, the Bank shall also be entitled to demand, and the Trust shall be required to deposit in the Commercial Paper Account, an amount equal to the liabilities of the Bank, contingent or otherwise, under any outstanding Letter of Credit. The remedies herein provided in case of an Event of Default shall not be deemed to be exclusive but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy.

X.   THE BANK AS AGENT

          SECTION 10.01. The Agency.

Each Lender appoints the Bank as its agent hereunder and irrevocably authorizes the Bank to take such action on its behalf and to exercise such powers hereunder and under the other Credit Documents as are specifically delegated to the Bank by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and the Bank hereby accepts such appointment subject to the terms hereof. The relationship between the Bank and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Bank a trustee or fiduciary for any Lender nor to impose on the Bank duties or obligations other than those expressly provided for herein.

          SECTION 10.02. The Bank's Duties.

The Bank shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices received from the Trust pursuant to the terms of this Agreement and, in the event that the Trust fails to timely reimburse any LOC Payment or to pay when due the principal of or interest on any Loan, the Bank shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein, the Bank shall have no duty to act or refrain from acting with respect to the Trust, except upon the instructions of the Required Lenders. The Bank shall not be bound by any waiver, amendment, supplement, or modification of this Agreement which affects its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Bank shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Trust pursuant to this Agreement or any other Credit Document nor shall the Bank be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Trust to timely reimburse any LOC Payment or to pay when due the principal or interest on any Loan), unless it shall have received written notice from the Trust or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

          SECTION 10.03. Limitation of Liabilities.

Each of the Lenders and the Trust agree that (i) neither the Bank nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Bank nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Bank, and (iii) the Bank shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and/or sent by the proper persons.

          SECTION 10.04. The Bank as a Lender.

The Bank may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Trust or any affiliate of the Trust as if it were any other borrower and without any duty to account therefor to the other Lenders.

          SECTION 10.05. Lender Credit Decision.

Neither the Bank, BNYCMI, nor any of their respective Affiliates, officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Trust or the Lessee or the truth of any representation or warranty given or made in this Agreement or any other Credit Document, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other Credit Document or other document or instrument related hereto or thereto. Except as specifically provided herein, neither the Bank, BNYCMI nor any of their officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Trust or the Lessee, whether such information comes into the Bank's or BNYCMI's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that (i) it has, independently and without reliance upon the Bank, BNYCMI or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith has been provided solely by or on behalf of the Trust or the Lessee, and the Bank and BNYCMI have no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Bank, BNYCMI or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 10.06. Indemnification.

Each Lender agrees to indemnify the Bank, to the extent not reimbursed by the Trust, ratably in accordance with its Pro Rata Share (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Bank in any way relating to or arising out of any this Agreement or any other Credit Document, or any action taken or omitted to be taken by the Bank hereunder or thereunder; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Bank or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Bank in such capacity in connection with the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document or any amendments or supplements hereto or thereto, to the extent that the Bank is not reimbursed for such expenses by the Trust. Except for action expressly required of the Bank hereunder, the Bank shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this Section 10.06 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

XI.  MISCELLANEOUS

          SECTION 11.01. Notices.

Any notice shall be deemed to have been given to a party hereto (or to the Depositary) on the day on which delivered to such party at the address specified below (or at such other address as such party shall specify to the other party in writing) or, if sent by registered or certified mail, on the day next following the day on which mailed, addressed to such party at such address:

          (a) if to the Trust or the Trustee, at United States Trust Company of New York, 114 West 47th Street, New York, New
     York 10036, marked for the attention of Louis Young;

          (b) if to the Bank, at One Wall Street, Eighteenth Floor, New York, New York 10286, marked for the attention of Agency
     Function Administration;

          (c)  if to any Lender at its address set forth on Schedule
     I;

          (d) if to the Depositary, at its address set forth in the Depositary Agreement;

          (e) if to the Lessee, at 639 Loyola Avenue, New Orleans, Louisiana 70113, marked for the attention of Treasurer.

          SECTION 11.02. Survival of Agreement.

All covenants, agreements, representations and warranties made herein, in the Depositary Agreement, in the Security Agreement and in the certificates delivered pursuant hereto shall survive (i) the issuance of any Letter of Credit, (ii) the making by the Lenders of the Loans herein contemplated and (iii) the execution and delivery to the Lenders of the B Notes, and shall continue in full force and effect as to the Bank and the other Lenders so long as the B Notes or any other obligations of the Trust hereunder are outstanding and unpaid and so long as the Bank or any Lender has any liability hereunder or under a Letter of Credit.

          SECTION 11.03. Assignments and Participations.

   (a) This Agreement shall be binding upon and inure to the benefit of the Trust, the Bank and the Lenders and their respective successors and assigns, except that the Trust may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Trust without such consent shall be void.

   (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Trust and the Bank, such Lender shall remain responsible for the performance of its obligations hereunder, and the Trust and the Bank shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Trust hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through
(iii), inclusive of Section 11.06 without the consent of the Participant. The Trust agrees that each Participant shall be entitled to the benefits of Section 4.05 with respect to its participating interest; provided, that all amounts payable to a Lender for the account of a Participant under
Section 4.05 shall be determined as if such Lender had not granted such participation to the Participant. An assignment or other transfer which is not permitted by clause (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b).

   (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument substantially in the form of Exhibit E (an "Assignment and Acceptance") executed by such Assignee and such transferor Lender, with (and subject to) the prior consent of the Trust (whose consent shall not be unreasonably withheld) and the Bank (whose consent may be granted or withheld in its absolute discretion) provided, that (i) any such transfer or assignment shall be with respect to at least $5,000,000 of the transferring Lender's Commitment and Loans (or if less, such Lender's entire Commitment and Loans) and (ii) the foregoing requirement relating to consents by the Trust shall not be applicable in the case of, and this subsection
(c) shall not restrict, an assignment or other transfer by any Lender to an affiliate of such lender or to a Federal Reserve Bank or during the continuance of an Event of Default. Upon execution and delivery of such Assignment and Acceptance and payment by such Assignee to such transferring Lender of an amount equal to the purchase price agreed between such transferring Lender and such Assignee and payment by the transferring Lender or the Assignee of an assignment fee of $3,500 to the Bank, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance, and the transferring Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferring Lender, the Bank and the Trust shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee.

          SECTION 11.04. Expenses of the Bank, Etc.

   (a) The Trust will pay all reasonable out-of-pocket expenses incurred by the Bank and BNYCMI (including the reasonable fees and out-of-pocket expenses of Sullivan & Cromwell) in connection with the preparation, execution, delivery and administration of this Agreement (whether or not the transactions hereby contemplated shall be consummated), the issuance of any Letter of Credit and the making of Loans hereunder, and the Trust will pay any costs and expenses of the Bank (including the reasonable fees of its counsel) in connection with the enforcement and protection of the rights of the Bank and the Lenders under this Agreement, the Notes and the Security Agreement. The Trust further agrees to pay, and to save, indemnify and hold harmless the Bank and each Lender from and against all liability for, any stamp or other similar taxes which may be payable in connection with the execution and delivery of this Agreement, the Notes and the Security Agreement, the borrowings hereunder or the issuance of the Notes or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

   (b) The Trust further agrees to save, indemnify and hold harmless the Bank and each Lender and their respective officers, directors, agents or employees from and against any and all liabilities (including liabilities for penalties) incurred by the Bank, any Lender or its officers, directors, agents or employees hereunder, in connection herewith or as a consequence of its being a Lender or the Bank hereunder, unless such liability shall be due to gross negligence or willful misconduct on the part of the Bank, such Lender or its respective officers, directors, agents or employees or breach by the Bank or such Lender of its obligations hereunder or in connection herewith. In any suit, proceeding or action brought by the Bank and/or the Lenders (or any of them) with respect to the Fuel Lease for any sum owing thereunder, or to enforce any provisions thereof, the Trust will save, indemnify and hold harmless the Bank and the Lenders from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of each other person which is obligated thereon, arising out of a breach by the Trust of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such person or its successors from the Trust, and all such obligations of the Trust shall be and remain enforceable against and only against the Trust. If the Trust shall fail to do any act or thing which it has covenanted to do hereunder or under the Depositary Agreement or the Security Agreement or any representation or warranty on the part of the Trust contained herein or therein shall be breached, the Bank or any Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Bank or any Lender shall be repayable to it by the Trust upon its demand therefor, with interest at a rate equal to the Base Rate in effect from time to time during the period from and including the date so expended by the Bank or such Lender to the date of such demand and with interest at a rate equal to 2% over the Base Rate in effect from time to time during the period after such demand to the date of repayment.

          SECTION 11.05. Applicable Law.

THIS AGREEMENT, THE B NOTES AND ANY LETTER OF CREDIT SHALL
BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF
THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAW.

          SECTION 11.06. Amendments, Modifications and Waivers.

  No failure or delay on the part of the Bank in exercising any power or right hereunder or under any other Credit
Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. No amendment, modification or waiver of any provision of this Agreement, any Note, the Depositary
Agreement or the Security Agreement and no consent to any departure by the Trust therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank and the Required Lenders, provided, however, that without the prior written consent of all Lenders, no such amendment, modification or waiver shall (i) extend the Termination Date or otherwise postpone any date fixed for payment of any portion of the principal of, or interest on, any Loan, or any reimbursement on account of any LOC
Payment, or the Commitment Fees or the Letter of Credit
Fees, (ii) release Collateral (as defined in the Security
Agreement) other than in the ordinary course of business or
(iii) reduce the principal of, or interest on, any Loan, or the amount of any reimbursement on account of any LOC
Payment, or the amount of the Commitment Fees or Letter of Credit Fees. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Trust in any case shall, of itself, entitle the Trust to any other or further notice or demand in similar or other circumstances. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.07. Extension of Maturity.

   Should the principal of or interest on any B Note or any Loan evidenced thereby, or any mandatory prepayment of the principal thereof, or any other amount payable hereunder, become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal or reimbursement, interest shall be payable thereon at the rate per annum herein specified during such extension.

          SECTION 11.08. No Recourse.

   This Agreement, the Depositary Agreement, the Notes, the Security Agreement, the Fuel Lease and any other document executed and delivered by the Trust in connection herewith or therewith is intended to be an obligation of the Trust only, and all of the statements, representations, covenants and agreements made by the Trust contained herein or therein are made and intended only for the purpose of binding the Trust and establishing the existence of rights and remedies provided for herein or therein which can be exercised and enforced against the Trust. Therefore, anything contained in this Agreement, the Depositary Agreement, the Notes, the Security Agreement, the Fuel Lease and any other document to the contrary notwithstanding, no recourse may be made by the Bank or any Lender against United States Trust Company of New York, in its individual capacity or any incorporator, shareholder (direct or indirect), affiliate, director, officer, employee or agent of United States Trust Company of New York with respect to claims against the Trust arising under or relating to this Agreement or any Letter of Credit; provided, however, that nothing in this Section 11.08 shall relieve the Trust from its obligations under this Agreement.

          SECTION 11.09. Severability.

In case any one or more of the provisions contained in this Agreement, the Depositary Agreement, the Security Agreement, a Letter of Credit or the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          SECTION 11.10. Table of Contents and Captions.

The table of contents and captions contained in this Agreement are for convenience of reference only and shall not limit or define the provisions of this Agreement or affect the interpretation or construction thereof.

          SECTION 11.11. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall constitute an original but which, when taken together, shall constitute but one instrument.

          SECTION 11.12. LIBOR Lending Office.

LIBOR Rate Loans shall be made by each Lender from such branch or affiliate as it may hereafter designate to the Trust as its "LIBOR Lending Office", provided, however, that to the extent that such Lender can do so, it will designate only a branch or affiliate which will not cause the Trust to incur additional costs.

          SECTION 11.13. Authorization of Collateral Agent.

The Bank and the Lenders hereby authorize the Collateral Agent to enter into and to carry out its duties under and with respect to the Security Agreement and hereby agree to accept and be bound by all of the provisions thereof including without limitation the provisions (a) prohibiting the enforcement of the Security Agreement without the direction or consent of the Designated Holders (as that term is used in the Security Agreement), (b) limiting the duties of the Collateral Agent thereunder and exonerating it from certain liabilities, (c) permitting amendments to the Security Agreement and waivers and releases of Collateral thereunder and (d) providing that under certain circumstances the Lenders shall be responsible for their pro rata share of expenses of the Collateral Agent as set forth in Section 6.8 of the Security Agreement.

          SECTION 11.14. WAIVER OF JURY.

THE TRUST, THE BANK AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE FUEL LEASE.

          SECTION 11.15. Security Agreement.

It is the intent of the parties hereto that the Bank and the Lenders shall be Secured Parties under and as defined in the Security Agreement and that the obligations of the Trust hereunder shall constitute "Bank Obligations" as defined in the Security Agreement and secured by the Collateral thereunder.

          IN WITNESS WHEREOF, the Trust, the Bank and the other Lenders have caused this Agreement to be duly executed as of the day and year first above written.

The Trust:               RIVER FUEL TRUST #1
                         By UNITED STATES TRUST COMPANY
                         OF NEW YORK, as Trustee


                         By_______________________________


The Bank and a Lender:   THE BANK OF NEW YORK



                         By_______________________________


The Syndication Agent    BANK ONE, N.A.
  and a Lender:

                         By_______________________________


The Documentation Agent THE FUJI BANK, LIMITED and a Lender:

                         By_______________________________


The Lead Arranger and    BNY CAPITAL MARKETS, INC.
  and Book Manager:

                         By_______________________________


The Lenders:             BANK HAPOALIM, B.M.



                         By_______________________________







                         THE SUMITOMO BANK, LIMITED



                         By_______________________________



                         UNION BANK OF CALIFORNIA, N.A.



                         By_______________________________



                         CREDIT LYONNAIS



                         By_______________________________

                         Schedule I

                         Commitments


                   Lender                  Commitment

The Bank of New York                      $21,471,111.11
One Wall Street, 18th Floor
New York, New York  10286
Attention: Agency Function Administration

Bank One, N.A.                            $26,033,722.22
1 Bank One Plaza, Suite IL1-0634
Chicago, Illinois  60670
Attention: Mattie Flournoy

The Fuji Bank, Limited                    $26,033,722.22
Two World Trade Center
New York, New York 10048
Attention:  Tina Catapano

The Sumitomo Bank, Limited                $13,380,000.00
277 Park Avenue
New York, New York  10172
Attention:  Leesha Thomas

Union Bank of California, N.A.             $8,051,666.67
601 Potrero Grande Dr.
Monterey Park, California  91754
Attention: Gohar Karapetyan/Ruby Gonzales

Credit Lyonnais                            $8,051,666.67
100 Louisiana, Suite 5360
Houston, Texas 77002
Attention:  Mark Isensee

Bank Hapoalim, B.M.                        $6,978,111.11
1177 Avenue of the Americas
New York, New York  10036
Attention:  Shaun Breidbart

                                                   EXHIBIT A


                    DEPOSITARY AGREEMENT

                          [to come]

                                                   EXHIBIT B


                 [FORM OF LETTER OF CREDIT]

                IRREVOCABLE LETTER OF CREDIT

                    THE BANK OF NEW YORK


                                             November 30, 2000

Letter of Credit No. S00042220


To The Chase Manhattan Bank,
     as Depositary for the benefit
     of holders of Commercial Paper Notes
     issued by River Fuel Trust #1
450 West 33rd Street
New York, New York 10001

     Attention:  Corporate Trust Administration

          We hereby establish in your favor, in trust for the holders of the Commercial Paper Notes referred to below, this irrevocable Letter of Credit for the account of River Fuel Trust #1 (the "Trust"), for an aggregate amount, available from time to time, equal to the Face Amount (as hereinafter defined) of certain promissory notes of the Trust (the "Commercial Paper Notes") authenticated and delivered by you pursuant to and in compliance with a certain Depositary Agreement dated as of November 30, 2000, as from time to time amended (the "Depositary Agreement"), between the Trust and you, and consented to by The Bank of New York (the "Bank"), not to exceed $[maximum stated amount]. The "Face Amount" of a Commercial Paper Note means the principal amount thereof plus, in the case of any Commercial Paper Note issued on an interest-bearing basis, all interest payable on such Commercial Paper Note to its stated maturity date. Notwithstanding any other provision of this Letter of Credit, the aggregate liability of the Bank under this Letter of Credit shall not exceed $[maximum stated amount] at any one time.

          Drawings hereunder may be made by you in the manner hereinafter provided for the payment of matured Commercial Paper Notes. Such drawings shall be made by your delivering to the Bank, at 101 Barclay Street, New York, New York 10286, to the attention of: The Manager, Standby Letter of Credit Department, Floor 8 East, a demand for payment (in writing or by Telecopy to No. (212) 349-3955, with telephonic confirmation of receipt at (212) 815-3462, or by any other telecommunication device capable of creating a record of such demand) in the form of Annex A hereto, with all blanks appropriately filled in and signed by your authorized officer.

          Provided that such demand is delivered to the Bank not later than the close of business on such Commercial Paper Notes' Drawing Deadlines (as hereinafter defined), the Bank agrees to honor such demand drawn under and in compliance with this Letter of Credit by transferring to you for deposit in the Note Redemption Account (as defined in the Depositary Agreement) immediately available funds equal to the Face Amount of such Commercial Paper Notes for which payment is demanded, such funds to be held in the Note Redemption Account in trust for the holders of the Commercial Paper Notes for which such demand is made and to be applied to the payment of such Commercial Paper Notes.

          If demand for payment is made by you hereunder at or prior to 10:00 A.M., New York City time, on a business day, and provided that such demand for payment conforms to the terms and conditions hereof, payment shall be made to you of the amount demanded, in immediately available funds, not later than 1:00 P.M., New York City time, on the same business day. If demand for payment is made by you hereunder after 10:00 A.M. but prior to 2:00 P.M., New York City time, on a business day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms hereof, payment shall be made to you of the amount demanded, in immediately available funds, not later than the close of business, New York City time, on the same business day.

          All payments hereunder will be made with the Bank's own funds and not with funds of the Trust.

          Except as otherwise expressly provided herein, for the purposes of this Letter of Credit:

          (a) the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized by law to close; and

          (b) the term "Drawing Deadline" with respect to any Commercial Paper Note shall mean the 16th day after the stated maturity date of such Commercial Paper Note, or if such 16th day is not a business day, the next succeeding business day.

          This Letter of Credit is irrevocable with respect to any issued Commercial Paper Note. This Letter of Credit shall not be available with respect to any Commercial Paper
Note after the Drawing Deadline thereof, or after full payment thereof, whichever is earlier; provided, however, that in no event shall this Letter of Credit remain in effect after [expiration date].

          The obligation of the Bank hereunder with respect to each drawing hereunder shall be fully discharged upon the payment by the Bank in accordance herewith of the Face Amount of the Commercial Paper Notes with respect to which such drawing is made.

          This Letter of Credit has been delivered in New York, New York and shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          This credit is not assignable or transferable and, except as otherwise expressly stated herein, is subject to the Uniform Customs and Practice for Documentary Credits
(1993 Revision), International Chamber of Commerce,
Publication No. 500.

                                   Very truly yours,

                                   THE BANK OF NEW YORK


                                   By________________________

                                                     Annex A


 This Annex Forms and Integral Part of the Bank of New York
         Irrevocable Letter of Credit No. S00042220





                     DRAWING CERTIFICATE


                                             [Date]

The Bank of New York
101 Barclay Street
New York, New York  10286

Attention:     The Manager, Standby Letter of
                 Credit Department, Floor 8 East

          Re:  Drawing Certificate

Gentlemen:

          The Chase Manhattan Bank (the "Depositary") hereby certifies to The Bank of New York (the "Bank") with reference to Irrevocable Letter of Credit No.________ (the "Letter of Credit"; the terms "Depositary Agreement", "Face Amount" and "Commercial Paper Notes" as used herein having their respective meanings set forth in the Letter of Credit) that:

          1.   The Depositary is the Depositary under the Depositary
Agreement.

          2.   The Depositary is making a demand for payment under the
Letter of Credit of the sum of $          to be used for the
payment of Commercial Paper Notes maturing on or prior to the date hereof.

          3. A schedule showing the serial number, Face Amount, date of issuance and maturity date of the Commercial Paper Notes with respect to which such drawing is made is attached hereto.

          4. Each such Commercial Paper Note was authenticated and delivered by the Depositary pursuant to and in accordance with the Depositary Agreement.

          5. Upon receipt by the Depositary of the amount demanded hereby, (a) the Depositary will deposit the same in the Note
Redemption Account (as defined in the Depositary Agreement),
(b) no portion of said amount shall be applied by the Depositary for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the Depositary.

          IN WITNESS WHEREOF, the Depositary has executed and delivered this Certificate as of the ____ day of ____________, ____.


                                   THE CHASE MANHATTAN BANK,
                                      as Depositary


                                   By___________________________

                                                   EXHIBIT C


                       PROMISSORY NOTE

$[Amount of Lender's Commitment]        New York, New York
                                        [Insert Date of Note]

          FOR VALUE RECEIVED, River Fuel Trust #1, a trust formed pursuant to the Trust Agreement, dated as of December 20, 1988 among the Chase Manhattan Bank (originally Morgan Guaranty Trust Company of New York), as Trustor, United States Trust Company of New York, as Trustee, and Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), as Beneficiary (the "Trust"), DOES HEREBY PROMISE to pay to the order of [Name of Lender] (the "Lender") on the date or dates specified in the Credit Agreement referred to below, at the office of The Bank New York (the "Bank") at One Wall Street, New York, New York, in lawful money of the United States of America, the principal amount of [Amount of Lender's Commitment] Dollars ($______________) or, if less than such principal amount, the aggregate outstanding principal amount of all Loans (as defined in the Credit Agreement) made to the Trust by the Lender, and to pay interest on the unpaid principal amount hereof until paid, in like money at said office of the Bank, at the rate or rates and on the date or dates specified therefor in the Credit Agreement.

          The Lender may record on the schedule attached hereto the date and principal amount of each Loan and the date and amount of each repayment of principal of such Loan. The failure of Lender to so record shall not relieve the Trust of its obligation to repay outstanding Loans and all interest thereon in accordance herewith.

          This Note is one of the B Notes referred to in a certain Credit Agreement dated as of November 30, 2000 between the Trust, the Bank, the Syndication Agent, Documentation Agent, Lead Arranger and Book Manager named therein and various Lenders (including the Lender) (said
Credit Agreement, as from time to time heretofore or hereinafter amended, herein called the "Credit Agreement"), and is subject to prepayment and the maturity of the Loans evidenced hereby may be accelerated in accordance with the provisions of the Credit Agreement.



          This Note is secured by certain collateral described in the Security Agreement referred to in the Credit Agreement.


                              RIVER FUEL TRUST #1
                              By UNITED STATES TRUST COMPANY
                              OF NEW YORK, as Trustee


                              By_____________________________

                         Schedule to
         Promissory Note dated [insert Date of Note]
                   of River Fuel Trust #1

  Date    Amount of    Amount of    Balance     Notation
             Loan      Principal   Remaining    Made By
                         Paid       Unpaid

                                                   EXHIBIT D


                   ENTERGY ARKANSAS, INC.
                      425 West Capitol
                        P.O. Box 551
                Little Rock, Arkansas  72203


River Fuel Trust #1
c/o United States Trust Company
  of New York
114 West 47th Street
New York, New York 10036

The Bank of New York
One Wall Street
New York, New York 10286

Dear Sirs:

          Pursuant to the requirements of the Fuel Lease, dated as of December 22, 1988, between River Fuel Trust #1 and Entergy Arkansas, Inc. (formerly Arkansas Power & Light Company), Entergy Arkansas, Inc. hereby acknowledges receipt of a copy of (i) the Credit Agreement, dated as of November 30, 2000 between River Fuel Trust #1, The Bank of New York and the various Lenders parties thereto and (ii) the Depositary Agreement, dated as of November 30, 2000, between River Fuel Trust #1 and The Chase Manhattan Bank and consented to by The Bank of New York, and consents to your entry into said Credit Agreement and Depositary Agreement.

                                   Very truly yours,

                                   ENTERGY ARKANSAS, INC.


                                   By__________________________
                                     Vice President and Treasurer

                                                   EXHIBIT E


         FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


          This Assignment and Acceptance Agreement is made and entered into as of _________________, 20__, by and between _____________________ (the "Assignor") and
____________________ (the "Assignee").

                       R E C I T A L S


          A. The Assignor and certain other lenders (the "Lenders") and The Bank of New York, as letter of credit issuer and agent for the Lenders (the "Bank"), are parties to that certain Credit Agreement dated as of November 30, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with River Fuel Trust #1 (the "Trust"). Pursuant to the Credit Agreement, the Lenders have agreed, subject to various conditions, to participate in letters of credit issued by the Bank for the account of the Trust and to make revolving credit loans to the Trust. The amount of the Assignor's Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto. The Assignor's Pro Rata Share of the principal amount of outstanding Loans and LOC Payments funded by the Assignor (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto. All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.

          B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto (the "Assigned Commitment") and (ii) the portion of the Assignor's Pro Rata Share of the principal amount of outstanding Loans and LOC Payments funded by the Assignor specified in Item 4 of Schedule 1 hereto (the "Assigned Loans"). The percentage of the Assignor's Pro Rata Share of the principal amount of outstanding Loans and LOC Payments funded by the Assignor that consists of the Assigned Loans is specified in Item 5(b) of Schedule 1 hereto.

          The parties agree as follows:

          1.  Assignment.  Subject to the terms and
conditions set forth herein and in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, as of the date specified in Item 6 of
Schedule 1 hereto (the "Assignment Effective Date") (a) all right, title and interest of the Assignor in and to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Effective Date the principal amount of the Assigned Loans (the "Purchase Price").

          2. Representation and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and
(c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

          3. Confirmations and Agreements of the Assignee. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Section 7.03 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;
(b) agrees that it will, independently and without reliance upon the Bank, BNYCMI, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Bank to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Bank by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

          4.  Effect of Assignment.  (a)  As of the
Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations as a Lender under the Credit Agreement.

          (b) The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit
Agreement for periods prior to the Assignment Effective Date directly between themselves.

          5. Consent of the Trust and the Bank; Exchange of B Notes. Pursuant to Section 11.03 of the Credit Agreement, the Trust and the Bank, by signing below, consent to this Agreement and to the assignment contemplated herein. The Trust further agrees to execute and deliver to the Assignor (if applicable) and the Assignee new B Notes to reflect the assignment contemplated herein upon surrender of the Assignor's outstanding B Note.

          6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

          7. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

          8.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF,
THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              ____________________________
                              (Assignor)

                              By:_________________________
                              Name:_______________________
                              Title:______________________


                              _____________________________
                              (Assignee)

                              By:__________________________
                              Name:________________________
                              Title:_______________________

                              Address:





Consented to:

River Fuel Trust #1
By United States Trust Company
of New York, as Trustee

By:___________________________
Name:_________________________
Title:________________________

The Bank of New York

By:___________________________
Name:_________________________
Title:________________________

                         SCHEDULE 1
                             TO
             ASSIGNMENT AND ACCEPTANCE AGREEMENT

                           between
          ___________________________, as Assignor

                             and
          ___________________________, as Assignee

                         relating to

       Credit Agreement dated as of November 30, 2000
                             for
                     River Fuel Trust #1



Item 1. Assignor's Commitment            $____________________

Item 2. Assignor's Loans:                $____________________
        (a)  Assignor's Pro Rata Share
             of Loans:

        (b)  Assignor's Pro Rata Share   $____________________
             of funded LOC Payments:

Item 3. Amount of Assigned Commitment    $____________________

Item 4. Amount of Assigned Loans:        $____________________
        (a)  Assigned Loans:

        (b)  Assigned LOC Payments       $____________________

Item 5. Percentage of Assigned
             Commitment

        (a)  As a percentage of the
             Total Commitment            ____________________%

        (b)  As a percentage of          ____________________%
             Assignor's Commitment

Item 6. Assignment Effective Date        _______________, 20__